Exhibit 10.3
AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT (this “Amendment”) is entered into between Doral Financial Corporation, a Puerto Rico corporation (the “Company”), and Robert E. Wahlman (the “Executive”) under the following circumstances.
          WHEREAS, the Company and the Executive entered into an Employment Agreement on March 16, 2009 (the “Employment Agreement”); and
          WHEREAS, the Company would like the Executive to participate in a retention program conditioned upon the Executive entering into this Amendment and the Executive would like to enter into this Agreement and thereby participate in the retention program;
          NOW THEREFORE, the Executive agrees with the Company, in consideration for good and valuable consideration (including, without limitation, the grant to the Executive on the date hereof of restricted stock and a cash retention bonus), the receipt and sufficiency of which are hereby acknowledged and accepted, to amend the Employment Agreement as follows, effective as of the date this Amendment is executed as written below:
     1. The payment of the amounts and provision of the benefits set forth in Section 5(a)(ii) of the Employment Agreement is amended to read as follows:
(i)	...

(ii)	an amount equal to two (2) times his compensation (salary and bonus) during the preceding year (the “Severance Payment”),
     2. The definition of “Change in Control” contained in Exhibit A of the Employment Agreement is amended to read in its entirety as follows:
“Change in Control” will be deemed to have taken place if:
(i) any “person” (as such term is used in Section 3(a)(9) and Section 13(d) of the Exchange Act) other than the Company or any employee benefit plan of the Company or any of it subsidiaries, (x) becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of Company securities having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business) (“Voting Securities”) or (y) becomes the “beneficial owner” of the Company of 25% or more of the Voting Securities of the Company and such person has the power to appoint or elect a majority of the member of the Board; or

(ii) persons who, as of the effective date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the ultimate parent entity resulting from such transaction) (the “Surviving Entity”) entitled to vote generally in the election to elect directors of the Surviving Entity after such transaction.
     3. Except as is provided in this Amendment, the Employment Agreement shall remain unchanged and continue in full force and effect.
     4. This Amendment shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the Commonwealth of Puerto Rico, without reference to principles of conflict of laws.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 25th day of June, 2010.

DORAL FINANCIAL CORPORATION

By: Name:	/s/ Glen R. Wakeman Glen R. Wakeman
Title:	Chief Executive Officer

ROBERT WAHLMAN

By:	/s/ Robert Wahlman